Exhibit 99.1

[TOUSA LOGO]	Company Contacts:
	Tommy McAden	Hunter Blankenbaker
	Chief Financial Officer	Director of Corporate Communications
	Telephone: 800-542-4008	Telephone: 954-965-6606
	Email: Investor@tousa.com	Email: hblankenbaker@tousa.com

Technical Olympic USA Reports Operational Data
For Fourth Quarter and Year Ended December 31, 2003

FOR IMMEDIATE RELEASE: January 16, 2004

HOLLYWOOD, Fla., January 16, 2004 PRNewswire-FirstCall/ — Technical Olympic USA, Inc. (NASDAQ: — ) today released certain operational data for the quarter and year ended December 31, 2003.

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2002	2003	% change	2002	2003	% change

Active Communities	159	217	36.5%	159	217	36.5%

New Sales Contracts	1,108	1,604	44.8%	5,009	6,835	36.5%

Homes Delivered	1,372	1,803	31.4%	5,085	6,135	20.6%

Homes in Backlog	2,280	3,128	37.2%	2,280	3,128	37.2%

Sales Value of Homes in Backlog (in thousands)	$636,922	$855,425	34.3%	$636,922	$855,425	34.3%

“We are pleased with our continued strong growth from the prior year in active communities, new sales contracts, homes delivered and homes in backlog,” said Antonio B. Mon, President and Chief Executive Officer of Technical Olympic USA. “We feel confident that our growth will continue in 2004 and position us for another solid year.”

Technical Olympic USA, Inc. (“TOUSA”) is a leading homebuilder in the United States, operating in 14 metropolitan markets located in four major geographic regions: Florida, the Mid-Atlantic, Texas, and the West. TOUSA designs, builds, and markets high-quality detached single-family residences, town homes, and condominiums to a diverse group of homebuyers, such as “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers, and homebuyers with grown children who want a smaller home (“empty-nesters”). It also provides financial services to its homebuyers and to others through its subsidiaries, Preferred Home Mortgage Company and Universal Land Title, Inc.

This press release contains forward-looking statements, including statements regarding the Company’s progress on new sales contracts, backlog and number of active communities and their impact on the Company’s future strategy and results. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to statements regarding the Company’s progress on new sales contracts, backlog and community count, these factors include (1) economic or other business conditions that affect the desire or ability of the Company’s customers to purchase new homes in markets in which it conducts business, (2) the Company’s ability to identify and acquire additional homebuilding opportunities at anticipated prices, (3) the Company’s ability to successfully integrate and to realize the expected benefits of recent acquisitions, (4) the Company’s ability to access sufficient capital to finance its growth, (5) an increase in the cost of, or shortages in the availability of, skilled labor or construction materials, (6) an increase in interest rates, (7) decline in the demand for, or the prices of, housing, (8) the Company’s ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames, (9) a decline in the value of the land and home inventories that the Company maintains, (10) the Company’s ability to compete in its existing and future markets, and (11) an increase or change in governmental regulations. This press release is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on February 12, 2003.